UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION
12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934
Federal National Mortgage Association
(Exact name of registrant as specified in its charter)
Fannie Mae

Federally Chartered Corporation	52-0883107
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3900 Wisconsin Avenue,
NW Washington, DC	20016
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

8.25% Non-Cumulative Preferred Stock,
Series T, stated value $25 per share	New York Stock Exchange

8.75% Non-Cumulative Mandatory Convertible
Preferred Stock, Series 2008-1,
stated value $50 per share	New York Stock Exchange

Fixed-to-Floating Rate Non-Cumulative
Preferred Stock, Series S,
stated value $25 per share	New York Stock Exchange

7.625% Non-Cumulative Preferred Stock,
Series R, stated value $25 per share	New York Stock Exchange

6.75% Non-Cumulative Preferred Stock,
Series Q, stated value $25 per share	New York Stock Exchange

Variable Rate Non-Cumulative Preferred Stock,
Series P, stated value $25 per share	New York Stock Exchange

5.50% Non-Cumulative Preferred Stock,
Series N, stated value $50 per share	New York Stock Exchange

4.75% Non-Cumulative Preferred Stock,
Series M, stated value $50 per share	New York Stock Exchange

5.125% Non-Cumulative Preferred Stock,
Series L, stated value $50 per share	New York Stock Exchange

5.375% Non-Cumulative Preferred Stock,
Series I, stated value $50 per share	New York Stock Exchange

5.81% Non-Cumulative Preferred Stock,
Series H, stated value $50 per share	New York Stock Exchange

Variable Rate Non-Cumulative Preferred Stock,
Series G, sated value $50 per share	New York Stock Exchange

Variable Rate Non-Cumulative Preferred Stock,
Series F, stated value $50 per share	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: Not Applicable
Securities to be registered pursuant to Section 12(g) of the Act: None
None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
The Certificate of Designation of Terms of 8.25% Non-Cumulative Preferred Stock, Series T filed with the Securities and Exchange Commission (the “SEC”) on May 19, 2008 as Exhibit 4.1 to the registrant’s current report on Form 8-K is incorporated by reference into this registration statement.
The Certificate of Designation of Terms of 8.75% Non-Cumulative Mandatory Convertible Preferred Stock, Series 2008-1 filed with the SEC on May 14, 2008 as Exhibit 4.1 to the registrant’s current report on Form 8-K is incorporated by reference into this registration statement.
The Certificate of Designation of Terms of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series S filed with the SEC on December 11, 2007 as Exhibit 4.1 to the registrant’s current report on Form 8-K is incorporated by reference into this registration statement.
The Certificate of Designation of Terms of 7.625% Non-Cumulative Preferred Stock, Series R filed with the SEC on November 21, 2007 as Exhibit 4.1 to the registrant’s current report on Form 8-K is incorporated by reference into this registration statement.
The Certificate of Designation of Terms of 6.75% Non-Cumulative Preferred Stock, Series Q filed with the SEC on October 5, 2007 as Exhibit 4.1 to the registrant’s current report on Form 8-K is incorporated by reference into this registration statement.
The Certificate of Designation of Terms of Variable Rate Non-Cumulative Preferred Stock, Series P filed with the SEC on September 28, 2007 as Exhibit 4.1 to the registrant’s current report on Form 8-K is incorporated by reference into this registration statement.
The Certificate of Designation of Terms of 5.50% Non-Cumulative Preferred Stock, Series N filed with the SEC on November 14, 2003 as Exhibit 4.1 to the registrant’s quarterly report on Form 10-Q is incorporated by reference into this registration statement.
The Certificate of Designation of Terms of 4.75% Non-Cumulative Preferred Stock, Series M filed with the SEC on August 14, 2003 as Exhibit 4.2 to the registrant’s quarterly report on Form 10-Q is incorporated by reference into this registration statement.
The Certificate of Designation of Terms of 5.125% Non-Cumulative Preferred Stock, Series L filed with the SEC on May 15, 2003 as Exhibit 4.2 to the registrant’s quarterly report on Form 10-Q is incorporated by reference into this registration statement.
The Certificate of Designation of Terms of 5.375% Non-Cumulative Preferred Stock, Series I filed with the SEC on March 31, 2003 as Exhibit 4.6 to the registrant’s registration statement on Form 10 is incorporated by reference into this registration statement.
The Certificate of Designation of Terms of 5.81% Non-Cumulative Preferred Stock, Series H filed with the SEC on March 31, 2003 as Exhibit 4.5 to the registrant’s registration statement on Form 10 is incorporated by reference into this registration statement.
The Certificate of Designation of Terms of Variable Rate Non-Cumulative Preferred Stock, Series G filed with the SEC on March 31, 2003 as Exhibit 4.4 to the registrant’s registration statement on Form 10 is incorporated by reference into this registration statement.
The Certificate of Designation of Terms of Variable Rate Non-Cumulative Preferred Stock, Series F filed with the SEC on March 31, 2003 as Exhibit 4.3 to the registrant’s registration statement on Form 10 is incorporated by reference into this registration statement.

Item 2. Exhibits.

4.1	The Certificate of Designation of Terms of 8.25% Non-Cumulative Preferred Stock, Series T filed with the SEC on May 19, 2008 as Exhibit 4.1 to the registrant’s current report on Form 8-K is incorporated by reference into this registration statement.

4.2	The Certificate of Designation of Terms of 8.75% Non-Cumulative Mandatory Convertible Preferred Stock, Series 2008-1 filed with the SEC on May 14, 2008 as Exhibit 4.1 to the registrant’s current report on Form 8-K is incorporated by reference into this registration statement.

4.3	The Certificate of Designation of Terms of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series S filed with the SEC on December 11, 2007 as Exhibit 4.1 to the registrant’s current report on Form 8-K is incorporated by reference into this registration statement.

4.4	The Certificate of Designation of Terms of 7.625% Non-Cumulative Preferred Stock, Series R filed with the SEC on November 21, 2007 as Exhibit 4.1 to the registrant’s current report on Form 8-K is incorporated by reference into this registration statement.

4.5	The Certificate of Designation of Terms of 6.75% Non-Cumulative Preferred Stock, Series Q filed with the SEC on October 5, 2007 as Exhibit 4.1 to the registrant’s current report on Form 8-K is incorporated by reference into this registration statement.

4.6	The Certificate of Designation of Terms of Variable Rate Non-Cumulative Preferred Stock, Series P filed with the SEC on September 28, 2007 as Exhibit 4.1 to the registrant’s current report on Form 8-K is incorporated by reference into this registration statement.

4.7	The Certificate of Designation of Terms of 5.50% Non-Cumulative Preferred Stock, Series N filed with the SEC on November 14, 2003 as Exhibit 4.1 to the registrant’s quarterly report on Form 10-Q is incorporated by reference into this registration statement.

4.8	The Certificate of Designation of Terms of 4.75% Non-Cumulative Preferred Stock, Series M filed with the SEC on August 14, 2003 as Exhibit 4.2 to the registrant’s quarterly report on Form 10-Q is incorporated by reference into this registration statement.

4.9.	The Certificate of Designation of Terms of 5.125% Non-Cumulative Preferred Stock, Series L filed with the SEC on May 15, 2003 as Exhibit 4.2 to the registrant’s quarterly report on Form 10-Q is incorporated by reference into this registration statement

4.10	The Certificate of Designation of Terms of 5.375% Non-Cumulative Preferred Stock, Series I filed with the SEC on March 31, 2003 as Exhibit 4.6 to the registrant’s registration statement on Form 10 is incorporated by reference into this registration statement.

4.11	The Certificate of Designation of Terms of 5.81% Non-Cumulative Preferred Stock, Series H filed with the SEC on March 31, 2003 as Exhibit 4.5 to the registrant’s registration statement on Form 10 is incorporated by reference into this registration statement.

4.12	The Certificate of Designation of Terms of Variable Rate Non-Cumulative Preferred Stock, Series G filed with the SEC on March 31, 2003 as Exhibit 4.4 to the registrant’s registration statement on Form 10 is incorporated by reference into this registration statement.

4.13	The Certificate of Designation of Terms of Variable Rate Non-Cumulative Preferred Stock, Series F filed with the SEC on March 31, 2003 as Exhibit 4.3 to the registrant’s registration statement on Form 10 is incorporated by reference into this registration statement.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Federal National Mortgage Association Date July 28, 2008
By	/s/ POLLY N. KLANE
Polly N. Klane
Senior Vice President & Deputy General Counsel

Index to Exhibits

Exhibit No.	Exhibit

4.1	The Certificate of Designation of Terms of 8.25% Non-Cumulative Preferred Stock, Series T filed with the SEC on May 19, 2008 as Exhibit 4.1 to the registrant’s current report on Form 8-K is incorporated by reference into this registration statement.

4.2	The Certificate of Designation of Terms of 8.75% Non-Cumulative Mandatory Convertible Preferred Stock, Series 2008-1 filed with the SEC on May 14, 2008 as Exhibit 4.1 to the registrant’s current report on Form 8-K is incorporated by reference into this registration statement.

4.3	The Certificate of Designation of Terms of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series S filed with the SEC on December 11, 2007 as Exhibit 4.1 to the registrant’s current report on Form 8-K is incorporated by reference into this registration statement.

4.4	The Certificate of Designation of Terms of 7.625% Non-Cumulative Preferred Stock, Series R filed with the SEC on November 21, 2007 as Exhibit 4.1 to the registrant’s current report on Form 8-K is incorporated by reference into this registration statement.

4.5	The Certificate of Designation of Terms of 6.75% Non-Cumulative Preferred Stock, Series Q filed with the SEC on October 5, 2007 as Exhibit 4.1 to the registrant’s current report on Form 8-K is incorporated by reference into this registration statement.

4.6	The Certificate of Designation of Terms of Variable Rate Non-Cumulative Preferred Stock, Series P filed with the SEC on September 28, 2007 as Exhibit 4.1 to the registrant’s current report on Form 8-K is incorporated by reference into this registration statement.

4.7	The Certificate of Designation of Terms of 5.50% Non-Cumulative Preferred Stock, Series N filed with the SEC on November 14, 2003 as Exhibit 4.1 to the registrant’s quarterly report on Form 10-Q is incorporated by reference into this registration statement

4.8	The Certificate of Designation of Terms of 4.75% Non-Cumulative Preferred Stock, Series M filed with the SEC on August 14, 2003 as Exhibit 4.2 to the registrant’s quarterly report on Form 10-Q is incorporated by reference into this registration statement.

4.9	The Certificate of Designation of Terms of 5.125% Non-Cumulative Preferred Stock, Series L filed with the SEC on May 15, 2003 as Exhibit 4.2 to the registrant’s quarterly report on Form 10-Q is incorporated by reference into this registration statement.

4.10	The Certificate of Designation of Terms of 5.375% Non-Cumulative Preferred Stock, Series I filed with the SEC on March 31, 2003 as Exhibit 4.6 to the registrant’s registration statement on Form 10 is incorporated by reference into this registration statement.

4.11	The Certificate of Designation of Terms of 5.81% Non-Cumulative Preferred Stock, Series H filed with the SEC on March 31, 2003 as Exhibit 4.5 to the registrant’s registration statement on Form 10 is incorporated by reference into this registration

Exhibit No.	Exhibit

statement.

4.12	The Certificate of Designation of Terms of Variable Rate Non-Cumulative Preferred Stock, Series G filed with the SEC on March 31, 2003 as Exhibit 4.4 to the registrant’s registration statement on Form 10 is incorporated by reference into this registration statement.

4.13	The Certificate of Designation of Terms of Variable Rate Non-Cumulative Preferred Stock, Series F filed with the SEC on March 31, 2003 as Exhibit 4.3 to the registrant’s registration statement on Form 10 is incorporated by reference into this registration statement.